 HAND & H AND

34145 Pacific Coast Highway, #379

Dana Point, California 92629

(949) 489-2400

(949) 489-0034 Facsimile

August 13, 2015

Crown Marketing Inc.

4350 Temple City Boulevard

 Temple City, California 91731

Re:Registration Statement on

Form S-8 (the "Registration Statement")

Gentlemen:

You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 200,000,000 shares of common stock ("Shares") pursuant to the Social Media Marketing Plan (the “Plan”) all as further described in the Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on August 12, 2015.

As your counsel, we have reviewed and examined:

1.

The Articles of Incorporation of the Corporation;

2.

The Bylaws of the Corporation;

3.

A copy of certain resolutions of the corporation;

4.

The Registration Statement, as filed; and

5.

The Plan.

In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as  a copy, and the genuineness of all signatures on such originals or copies.

Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement will be legally issued, fully paid and nonassessable. Our opinion is based on the relevant state statutes and the judicial interpretations thereof in the state of Wyoming.

No opinion is expressed herein as to the application of federal securities laws, state securities laws, or “Blue Sky” laws.

We consent to the reference of the name of our firm in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement.  In giving these consents, we do not admit that weI come within the category of persons whose consent is required according to Section 7 of the Securities Act of 1933 or any of the rules and regulations promulgated thereunder.

Very truly yours,

Hand & Hand

/s/ Jehu Hand